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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-44117, No. 333-62936 and No. 333-126583) of Mac-Gray Corporation of our report dated February 25, 2005, except for Notes 6 and 14, as to which the date is July 29, 2005 and Note 19, as to which the date is October 3, 2005 relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 3, 2005

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  EXHIBIT 23.1